EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

uBid.com Holdings, Inc.
Chicago, Illinois

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 20, 2006 relating to the consolidated financial statements of uBid.com Holdings, Inc. which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Chicago, Illinois

March 28, 2006